Exhibit 10.6

S CORPORATION REVOCATION, TAX ALLOCATION AND

INDEMNIFICATION AGREEMENT

This Revocation, Tax Allocation and Indemnification Agreement, dated as of July ___, 2010 (the “Agreement”), is made by and between LINC Logistics Company, a Michigan corporation (the “Company”), and the persons identified on the signature pages hereto who constitute all of the shareholders of the Company on the date hereof (each individually, a “Shareholder,” and collectively, the “Shareholders”).

RECITALS:

A. The Company is an S corporation, within the meaning of section 1361 of the Internal Revenue Code of 1986, as amended (the “Code”).

B. The Company intends to enter into an underwriting agreement to sell shares of its common stock to the public in an initial public offering registered under the Securities Act of 1933, as amended (the “Public Offering”).

C. The Shareholders are currently, have been since the Company elected to become an S Corporation the only shareholders of the Company, and will continue to be so until immediately before the Closing (as defined below) of the Public Offering.

D. In connection with the Public Offering, and in order to induce the investment by the public in the Company, the Company and the Shareholders desire to provide for an S corporation revocation, tax allocation and indemnification agreement in connection with tax periods prior to and following the Termination Date (as defined below).

AGREEMENT:

NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholders do hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS

The following terms, as used herein, have the following meanings:

“Accumulated Adjustments Account” (“AAA”) shall have the meaning assigned to that term by Section 1368(e)(1) of the Code.

“Closing” shall mean the closing and completion of the offering by the Company of shares of its stock, as described in the Form S-1 Registration Statement initially filed by the Company with the Securities and Exchange Commission on June 29, 2010.

“Code” shall have the meaning set forth in Recital A.

“C Short Year” shall have the meaning set forth in Section 1362(e)(1)(B) of the Code.

“Post-Termination Distribution” shall mean a cash distribution during the Post-Termination Transition Period as set forth in Section 1371(e) of the Code to the extent it does not exceed the AAA.

“Post-Termination Transition Period” shall have the meaning set forth in Section 1377(b)(1) of the Code.

“Public Offering” shall have the meaning set forth in Recital B.

“S corporation” shall have the meaning set forth in Section 1361 of the Code.

“S corporation Taxable Income” shall mean, for periods beginning on or after the date the Company became an S corporation and ending with the close of the last day of the S Short Year, the sum of (i) the Company’s items of separately stated income and gain (within the meaning of Section 1366(a)(1)(A) of the Code) reduced, to the extent applicable, by the Company’s separately stated items of deduction and loss (within the meaning of Section 1366(a)(1)(A) of the Code) and (ii) the Company’s non-separately computed net income (within the meaning of Section 1366(a)(l)(B) of the Code).

“S Short Year” shall have the meaning set forth in Section 1362(e)(1)(A) of the Code.

“Termination Date” shall mean the date on which the Company’s status as an S corporation is terminated by reason of revocation of the election for the Company to be an S corporation pursuant to Section 1362(d)(1) of the Code, which date shall not be later than the date the registration statement related to the Public Offering is declared effective by the Securities and Exchange Commission.

ARTICLE 2

THE TERMINATION; TERMINATION PAYMENTS

2.1. Revocation of S Corporation Status. The Company shall revoke its status as an S corporation pursuant to Section 1362(d)(1) of the Code, which election shall be made by the Company and the Shareholders and shall be effective on the Termination Date. The revocation shall be made in accordance with and in the manner provided by Treasury Regulation § 1.1362-6(a)(3) and shall be substantially in the form attached hereto as Exhibit A.

2.2. Termination Payments to Shareholders. Immediately prior to the Termination Date, the Company shall distribute to the Shareholders (pro rata in accordance with the relative number of shares of stock of the Company held by each Shareholder) an amount equal to the AAA of the Company as of the Termination Date. Such distribution shall take the form of a promissory note, one to each Shareholder, of the Company in the form set forth as Exhibit B. For purposes of this Section 2.2, the AAA shall be determined by the Chief Financial Officer of the Company in accordance with the Company’s books and records and consistent with Section 1368 of he Code and Regulations and without regard to any future adjustments to the Company’s taxable income as described in Section 2.3. Within 90 days after the Termination Date, the Chief

Financial Officer of the Company shall send a notice to shareholders of the Final Accumulated Adjustment Account (“Final Determination”). If the Final Determination is less than the principal amount of the promissory note, then the principal amount of the promissory note shall be reduced to the Final Determination amount. If the Final Determination amount exceeds the principal amount of the note, no adjustment to the principal amount shall be made. The Company may satisfy its obligation by paying the stated or reduced principal amount plus accrued interest.

2.3. Future Adjustments. In the event that any future examination of any tax return by any taxing authority results in a final determination increasing the taxable income of the Company for any prior year, including the S Short Year, the Company shall distribute to the Shareholders (pro rata in accordance with the relative number of shares of stock of the Company held by each Shareholder) within 30 days of such final determination, cash in an amount equal to the product of (A) the amount of increase in taxable income resulting from the adjustment and (B) the highest marginal federal, state and local income tax rate applicable to individuals for the taxable year to which such taxable income relate and any interest and penalties imposed. For the avoidance of doubt, such a distribution shall be made in a manner to qualify as a Post-Termination Distribution for U.S. federal income tax purposes.

2.4. Short Taxable Years. The parties acknowledge that the taxable year in which the S corporation status of the Company is terminated will be an “S Termination Year” for tax purposes, as defined in Section 1362(e)(4) of the Code. Pursuant to Section 1361(e)(1) of the Code, the S Termination Year of the Company shall be divided into two short taxable years: an “S Short Year” and a “C Short Year.” As defined in Section 1362(e)(1)(A) of the Code, the S Short Year shall be that portion of the Company’s S Termination Year ending on the day immediately preceding the Termination Date. Pursuant to Section 1362(e)(1)(B) of the Code, that portion of the S Termination Year beginning on the Termination Date and ending on the last day of the taxable year shall be the C Short Year of the Company.

ARTICLE 3

ALLOCATION OF INCOME

The Company and the Shareholders agree that for tax purposes (including for purposes of determining the Company’s S corporation Taxable Income for its S Short Year) the Company shall allocate its items of income, gain, loss, deduction and credit for its calendar year between the S Short Year and the C Short Year in accordance with normal tax accounting rules (the so-called “closing of the books method”), as permitted by Section 1362(e)(3) of the Code. The Company will make the election permitted by Section 1362(e)(3) in a timely manner. The Shareholders agree to consent to such election and to provide the Company with the statement of consent of all Shareholders described in Section 1.1362-6(b) of the Treasury Regulations. The Company and the Shareholders agree to make, and to provide such information and obtain such consents as are necessary to make, any comparable election required under applicable state and local income tax laws.

ARTICLE 4

TAXES

4.1. Liability for Taxes Incurred During the S Short Year and for Tax Periods Ending Prior to the Termination Date. Each Shareholder, severally and not jointly, covenants and agrees that: (i) such Shareholder has duly included, or will duly include, in such Shareholder’s own federal, state, and local income tax returns such Shareholder’s respective allocable shares of all items of income, gain, loss, deduction, or credit attributable to the S Short Year of the Company, (ii) such returns shall, to the extent required by applicable law, include such Shareholder’s allocable share of S corporation Taxable Income of the Company from all sources through and including the close of business on the last day of the S Short Year of the Company, and (iii) such Shareholder shall, to the extent required by applicable law, pay any and all taxes such Shareholder is required to pay, as a result of being a Shareholder of the Company, for all taxable periods (or that portion of any period) during which the Company was an S corporation.

4.2. Shareholder Indemnification for Tax Liabilities. The Shareholders, severally (according to the relative percentage of the outstanding shares of Company common stock owned by each Shareholder on the last day of any applicable period to which a liability described below relates) and not jointly, each hereby indemnify and hold the Company harmless from, against and in respect of any unpaid income tax liabilities of the Company (including interest and penalties imposed thereon) (i) which are attributable to the S Short Year and the primary liability of the Shareholders, or (ii) which are incurred by the Company as a result of a final determination of an adjustment (by reason of an amended return, claim for refund, audit, judicial decision or otherwise) to the taxable income of the Shareholders for any period, including the S Short Year or thereafter, which (in the case of this clause (ii)) results in a decrease for any period in the Shareholders’ taxable income and a corresponding increase for any period in the taxable income of the Company.

4.3. Company Indemnification for Tax Liabilities. The Company hereby indemnifies and agrees to hold the Shareholders harmless from, against and in respect of income tax liabilities (including interest and penalties imposed thereon), if any, incurred by the Shareholders as a result of a final determination of an adjustment (by reasons of an amended return, claim for refund, audit, judicial decision or otherwise) to the taxable income of the Company for any period ending after the Termination Date (including, without limitation, the C Short Year) which results in an increase for any period in the taxable income of the Shareholders. The Company shall distribute cash in an amount equal to (i) the product of (A) the amount of such increase in the taxable income resulting from the final determination and (B) the highest marginal federal, state and local income tax rate applicable to individuals for the taxable year to which such taxable income relates and (ii) any interest and penalties imposed thereon.

4.4. Payments. The Shareholders or the Company, as the case may be, shall make any payment required under Sections 4.2 and 4.3 of this Agreement within 30 days after receipt of notice from the other party that a final determination has occurred and a payment is due by such party to the appropriate taxing authority. Notwithstanding anything to the foregoing, any payment made by the Company to the Shareholders pursuant to Section 4.3 of this Agreement must be made during the Post-Termination Transition Period and will be treated as a Post-Termination Distribution for U.S. federal income tax purposes.

4.5. Refunds. If the Company receives a refund of any income tax (including penalties and interest) for any period prior to the Termination Date, or as to which it has previously been indemnified by the Shareholders, the Company shall pay an amount equal to such refund, within 30 days after receipt thereof, to the Shareholders in accordance with the percentage of the outstanding shares of Company common stock owned by each such Shareholder on the last day of any applicable period to which the refund relates. If the Shareholders receive a refund of any income tax (including penalties and interest) as to which they have previously been indemnified by the Company, they shall, within 30 days after receipt thereon, remit an amount equal to such refund to the Company (for the avoidance of doubt, such refund shall be determined assuming the Shareholders’ only items of income, loss or deduction would arise from the Company during the S Short Year).

4.6. Notice and Control of Proceedings. Each of the Company and the Shareholders agree that (i) within 10 days of receiving written notice of any income tax examinations, claims, settlements, proposed adjustments or related matters that may affect in any way the income tax liability of a party under this Agreement, such person shall provide written notice thereof to such each other party hereto, and (ii) the party or parties who would be responsible for the payment of the applicable taxes if the matter in question were to be resolved adversely shall be entitled, in his or its reasonable discretion and at his or its sole expense, to handle, control and compromise or settle the defense thereof, so long as such party or parties are acting diligently and in good faith. Such party or parties shall keep the other party(ies) apprised of the status thereof and shall consult with such other party(ies) concerning the conduct of the defense thereof. Notwithstanding the foregoing, however, no party may take any action that could adversely affect the tax liability of another party without such other party’s prior written consent, which shall not be unreasonably withheld. The parties hereto shall execute all instruments required to effectuate the provisions of this Section 4.6.

4.7. Cooperation. The parties will make available to one another, as reasonably requested, and to any taxing authority, all information, records or documents relating to the liability for taxes covered by this Agreement and will preserve any such information, records or documents until the expiration of the applicable statute of limitations or extensions thereof. The party requesting such information shall reimburse the other party for all reasonable out-of-pocket costs incurred in producing such information.

4.8. Costs. Except as otherwise provided herein, each party shall bear his or its own costs in administering this Agreement.

ARTICLE 5

MISCELLANEOUS

5.1. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

5.2. Construction of Terms. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors, any rights or remedies under or by reason of this Agreement.

5.3. Intent of Parties. It is the parties’ intent that the liability for income taxes arising from the operations of the Company during Sub S years will be borne by the Shareholders for all periods through and including the S Short Year and by the Company for periods beginning with the C Short Year, and this Agreement shall be construed so as most equitably to achieve such intent.

5.4. Governing Law. This Agreement between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Michigan without regard to its choice of law rules.

5.5. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

5.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or telecopy (receipt confirmed, with a copy to be sent by reputable overnight courier as set forth herein) to the party to be notified, or one business day after delivery to a reputable overnight courier, postage prepaid, and addressed to the party to be notified at the address indicated for such party on the signature pages hereof, or at such other address as such party may designate by ten (10) days, advance written notice to the other parties.

5.7. Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto; provided, however, that no consent of the Company shall be effective unless approved by a majority of the disinterested members of its Board of Directors.

5.8. Full Understanding. Each Shareholder represents and agrees that such Shareholder fully understands his or her right to discuss all aspects of this Agreement with such Shareholder’s private attorney, and that to the extent, if any, that the Shareholder desired, has availed himself or herself of such right. Each Shareholder further represents that he or she has carefully read and fully understands all of the provisions of this Agreement, that such Shareholder is competent to execute this Agreement, that the Shareholder’s agreement to execute this Agreement has not been obtained by any duress and that he or she freely and voluntarily enters into it, and that he or she has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Revocation, Tax Allocation and Indemnification Agreement on the date first set forth above.

COMPANY:

LINC LOGISTICS COMPANY, a Michigan corporation

By:
David A. Crittenden, CFO

SHAREHOLDERS:

MANUEL J. MOROUN REVOCABLE TRUST U/A 3/27/77

By:
Manuel J. Moroun, Trustee

Matthew T. Moroun, individually

EXHIBIT A

Department of the Treasury

Internal Revenue Service Center

Ogden, UT 84201

Re:	LINC Logistics Company, EIN: # 38-3645748 Revocation of S Corporation Election

The S corporation election under § 1362(a) of the Internal Revenue Code of LINC Logistics Company, a Michigan corporation, with its principal office located at 11355 Stephens Road, Warren, Michigan 48089, is hereby revoked as of _____________, 2010. At the time of revocation, the number of shares (issued and outstanding) of LINC Logistic Company’s stock, including nonvoting stock, is 1,000.

Attached are the consents to the revocation by shareholders owning 100% of the issued and outstanding shares.

LINC LOGISTICS COMPANY

By:
David A. Crittenden, CFO

EXHIBIT A

EXHIBIT A

CONSENT TO REVOCATION OF S ELECTION

I, the undersigned, being a shareholder of LINC Logistics, Inc., a Michigan corporation, owning 50.3% of the issued and outstanding shares (including nonvoting stock), do hereby consent to the revocation by my corporation of its S corporation election under § 1362(a) of the Internal Revenue Code. The revocation is to be effective as of _______________, 2010.

Under penalties of perjury, the undersigned declare that the facts presented in the accompanying statement are, to the best of my knowledge and belief, true, correct, and complete.

Name and Address	Social Security Number	No. of Shares Owned	Date Acquired	Tax Year End
Matthew T. Moroun 160 Provencal Grosse Pte. Farms, MI 48236		503.21	12/31/06	12/31

Matthew T. Moroun

EXHIBIT A

EXHIBIT A

CONSENT TO REVOCATION OF S ELECTION

I, the undersigned, being a shareholder of LINC Logistics, Inc., a Michigan corporation, owning 49.7% of the issued and outstanding shares (including nonvoting stock), do hereby consent to the revocation by my corporation of its S corporation election under § 1362(a) of the Internal Revenue Code. The revocation is to be effective as of _______________, 2010.

Under penalties of perjury, the undersigned declare that the facts presented in the accompanying statement are, to the best of my knowledge and belief, true, correct, and complete.

Name and Address	Social Security Number	No. of Shares Owned	Date Acquired	Tax Year End
Manuel J. Moroun, Trustee Manuel J. Moroun Revocable Trust U/A 3/27/77 956 Lakeshore Dr. Grosse Pte. Shores, MI 48236		496.79	12/31/06	12/31

MANUEL J. MOROUN REVOCABLE TRUST U/A 3/27/77

By:
Manuel J. Moroun, Trustee

EXHIBIT A

EXHIBIT B

PROMISSORY NOTE

$__________	Warren, Michigan
August ___, 2010

FOR VALUE RECEIVED, the undersigned (hereinafter referred to as “Maker”), promises to pay to the order of                     , a shareholder of the Company (hereinafter referred to as “Payee”), or at such other place as Payee may from time to time designate in writing, the principal sum of _____________________________________ and No/100 Dollars ($________), with interest thereon from date until maturity or default at the rate of ______% per annum and thereafter until paid at the maximum rate allowable under Michigan law, said principal and interest to be payable 10 days after Maker receives Final Determination pursuant to Section 2.2 of the S Corporation Revocation, Tax Allocation and Indemnification Agreement between Maker and Payee (“Sub S Agreement”). All capitalized terms shall have the same meaning as described in the Sub S Agreement.

Failure for fifteen (15) days of Maker to pay this Note when due shall give the Payees of this Note the option of declaring the entire unpaid balance of principal and interest immediately due and payable, and the same shall thereafter bear interest at the maximum rate allowable under Michigan law until paid.

Except as hereinbefore expressly provided, presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, promissory note or indulgences granted from time to time shall be construed (i) as a novation of this Note, or as a restatement of the indebtedness evidenced hereby, or as a waiver of such right of acceleration, or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note; or, (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the United States and/or the State of Michigan; and Maker hereby expressly waives the benefit of any statute or rule of law or of equity now provided, or which may hereafter be provided, which would produce a result contradictory to or in conflict with the foregoing. No extension of the time for payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The principal due under this Promissory Note is subject to adjustment pursuant to Section 2.2 of the Sub S Agreement.

Exhibit B

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Michigan and the applicable laws of the United States of America.

If this obligation, after default, is placed in the hands of an attorney for collection, Maker and all other persons now or hereafter liable hereon will be obligated to pay the Holder hereof an additional sum as a reasonable attorney’s fee, not to exceed 10% of the unpaid principal plus all accrued interest.

As used herein, the terms “Maker,” “Payee” and “Holder” shall be deemed to include his, her, or their respective successors and assigns, whether by voluntary action of the parties or by operation of law.

IN WITNESS WHEREOF, Maker has executed this Note on the date first above mentioned.

MAKER:

LINC LOGISTIC COMPANY

By
David A. Crittenden, CFO

Exhibit B